Exhibit 99.1

Klaviyo Announces Launch of Proposed Secondary Offering of Series A Common Stock
Boston, Mass., May 13, 2025 — Klaviyo, Inc. (the “Company”) (NYSE: KVYO), the only CRM built for consumer brands, today announced the commencement of an underwritten public offering (the “offering”) of $372,000,000 of shares of its Series A common stock, par value $0.001 per share (“Series A Common Stock”), by Andrew Bialecki, the Company’s CEO and co-founder, to cover tax obligations related to the exercise of his stock options, which expire this year.
The Company will not receive any proceeds from the sale of the shares being offered by Mr. Bialecki. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.
Goldman Sachs & Co. LLC and Morgan Stanley are acting as the joint lead bookrunning managers for the offering.
A registration statement on Form S-3 relating to the shares of Series A Common Stock was filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and became effective upon filing. The offering will be made only by means of a prospectus supplement and an accompanying prospectus. A copy of these documents may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com and Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Klaviyo
Klaviyo (NYSE: KVYO) is the only CRM built for B2C brands. Powered by its built-in data platform and AI insights, Klaviyo combines marketing automation, analytics, and customer service into one unified solution, making it easy for businesses to know their customers and grow faster. Klaviyo (CLAY-vee-oh) helps relationship-driven brands like Mattel, Glossier, Core Power Yoga, Daily Harvest and 169,000+ others deliver 1:1 experiences at scale, improve efficiency, and drive revenue.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including among other things, statements concerning the completion of the offering. These forward-looking statements include, but are not limited to, plans, intentions, expectations, strategies and prospects and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, and other risks set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, the preliminary prospectus supplement and the accompanying prospectus related to the offering and in subsequent filings made by the Company with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
Press Contact
Amy Hufft
press@klaviyo.com
Investor Relations Contact
Andrew Zilli
ir@klaviyo.com